UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) December 21, 2001

                        Investment Properties Associates
                        --------------------------------
             (Exact name of registrant as specified in its charter)

         New York                        0-5537                 13-2647723
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(State or other jurisdiction          (Commission            (IRS Employer
     of incorporation)                File Number)           Identification No.)

60 East 42nd Street, New York, New York                           10165
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(Address of principal executive offices)                        (Zip Code)

Registrant's telephone number, including area code (212) 687-6400

           ___________________________________________________________
          (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

The Registrant will make a dividend of approximately $410,000 to its general and special limited partners and holders of record as of the close of business on December 31, 2001 of its participations of limited partnership interests from its operating revenue. In accordance with the Registrant's partnership agreement, one-half of the net proceeds will be distributed to the general and special limited partners and one-half to the holders of its participations of limited partnership interests. It is anticipated that such dividend will be approximately $0.25 per participation of limited partnership interest and will be paid on March 31, 2002.

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INVESTMENT PROPERTIES ASSOCIATES

                                            BY: /s/ Irving Schneider
                                                -----------------------
                                                Name:  Irving Schneider
                                                Title: General Partner

Date: December 28, 2001